AMENDMENT TO OFFICER AGREEMENT


      THIS AGREEMENT, made and entered into as of the 1st day of September, 1994 by and between DELTA NATURAL GAS COMPANY,
INC. ("Delta") and GLENN R. JENNINGS ("Officer");

                    W I T N E S S E T H:

     THAT, WHEREAS, Delta and Officer have entered an Officer
Agreement as of June 1, 1992; and

      WHEREAS, Delta and Officer have agreed to an amendment to the Officer Agreement and desire to reduce that amendment to writing.

       NOW, THEREFORE, in consideration of the valuable services of Officer, the parties hereto do hereby agree that paragraph 2(f)(i) of the Officer Agreement dated June 1, 1992 between Delta and Officer shall be amended so that after such amendment it shall read as follows:

           So long as Officer shall remain an employee of Delta in any capacity, Delta shall forgive
     $2,000.00 of the outstanding principal amount of the Loan for each month of service completed by Officer after September 1, 1994. With the express approval of Delta's Board of Directors, Delta may forgive additional amounts of the Loan at any time.

      Except as hereinabove amended, the Officer Agreement dated June 1, 1992 shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                    DELTA NATURAL GAS COMPANY, INC.


                    By/s/H.D. Peet
                       Chairman of the Board


                    /s/Glenn R. Jennings
                    GLENN R. JENNINGS